Exhibit 99.1

EVI Industries, Inc.

4500 Biscayne Boulevard, Suite 340

Miami, Florida 33137

Henry M. Nahmad, Chairman and CEO – (305) 402-9300

Sloan Bohlen, Investor Relations – info@evi-ind.com

EVI Industries Sets Records for Revenue, Gross Profit and Net Income

Miami, FL – September 13, 2021 – EVI Industries, Inc. (NYSE American: EVI) reported record fiscal fourth quarter and fiscal year ended June 30, 2021 operating results, establishing new fiscal fourth quarter records for gross profit and net income and fiscal year records for revenue, gross profit and net income, which includes a gain on the forgiveness of debt in connection with the forgiveness of PPP Loans.

Earnings Conference Call

The Company has provided a pre-recorded earnings conference call including a business update, which can be accessed in the “Investors” section of the Company’s website at www.evi-ind.com or by visiting https://ir.evi-ind.com/message-from-the-ceo.

Highlights to EVI’s Financial Results

Fourth Quarter Results

▪	Revenue increased 19% to $65 million,
▪	Gross profit increased 22% to a record $16.4 million,
▪	Gross margin increased 70 basis points to 25%,
▪	Net income increased to $6.8 million from a net loss of $0.1 million, and
▪	Adjusted EBITDA increased 49% from $1.9 million to $2.9 million, or approximately 4.5% of revenue.

Fiscal Year Results

▪	Revenue increased 3% to a record $242 million,
▪	Gross profit increased 8% to a record $60 million,
▪	Gross margin increased 130 basis points to 25%,
▪	Net income increased 982% from $0.8 million to $8.4 million, and
▪	Adjusted EBITDA increased 21% from $8.8 million to $10.6 million, and

Henry M. Nahmad, EVI’s Chairman and CEO commented: “Strong fourth quarter results reflect a steady recovery across certain of our end customer categories resulting in a significant increase in demand for the commercial laundry products and service solutions we provide. Amid the recovery and increased demand, we are actively managing through supply chain disruptions and labor shortages causing delays in product lead times, pricing volatility, cost increases, and other adverse conditions. Ultimately, we believe we are a stronger company today than at any time in the past and consequently are better positioned to execute on our long-term growth objectives.”

Balance Sheet Strength

At the completion of fiscal 2021, the Company had net debt of less than $6 million, which represents a 68% decrease in net debt as compared to the end of fiscal 2020. The significant decrease in net debt includes two consecutive fiscal years of strong cash flows and forgiveness of the PPP Loans received under the Cares Act, offset in part by the Company’s deployment of cash in connection with multiple acquisitions and costs associated with the Company’s optimization initiatives, including one-time costs related to ongoing implementation of new technologies.

Mr. Nahmad commented: “Given the health and strength of our balance sheet, including a significant amount of liquidity and other available resources, we are well-positioned to deploy cash in connection with attractive buy and build opportunities we are actively pursuing.”

Continued Completion of Acquisitions

During fiscal 2021, the Company successfully acquired two businesses, Yankee Equipment Systems and Eastern Laundry Systems, both of which are New England based commercial laundry distributors and service providers. In adding these businesses, the Company strengthened its existing Northeast operations, and the Company gained an influential, young, dynamic, and entrepreneurial leader with an exceptional team. Additionally, the acquisitions the Company made just before the onset of COVID-19 in the third quarter of fiscal 2020 have exceeded management’s expectations in terms of market share growth and operating performance.

Record Revenues

Despite the continued adverse impact of the COVID-19 pandemic and extended key supplier lead times, the Company capitalized on a significant increase in customer demand for the commercial laundry product and service solutions it provides. Consequently, revenue for the fourth quarter of fiscal 2021 increased to $65 million, a 19% increase compared to the fourth quarter of fiscal 2020, and revenue for fiscal 2021 increased 3% compared to fiscal 2020 to a record $242 million.

Record Gross Profit and Increased Gross Margins

The Company improved gross margin despite numerous cost increases and pricing volatility. Gross margin for the fourth quarter of fiscal 2021 increased to approximately twenty-five percent (25%), an increase of seventy (70) basis points compared to the fourth quarter of fiscal 2020. Gross margin for fiscal year 2021 increased to twenty-five percent (25%), an increase of one hundred thirty (130) basis points compared to fiscal 2020. It should also be noted that the improvements to gross margins are notwithstanding the impact of longer-term contracts with certain customers in connection with complex laundries which lowered gross margins above by 120-basis points during fiscal 2021 and 80-basis points during fiscal 2020.

Mr. Nahmad commented: “Managing through this period was and continues to be a difficult challenge, but also one that provides an opportunity to improve pricing, gross margin, and contribution margins. Our focus was to leverage the positive pricing environment to protect and strengthen our gross margins and to do so while further enhancing our customer value proposition. To that end, we evaluated historical transaction data and other metrics and based on our findings, we implemented a performance management system, updated sales incentives, and increasingly utilized our new technologies to better track our performance.”

Pursuit of Growth and Operational Optimization

As previously communicated, the Company continued to execute on its growth strategy while pursuing an aggressive optimization initiative through an extensive modernization agenda under a thoughtful and measured approach that seeks to limit disruption and mitigate risks to the Company.

Mr. Nahmad commented: “While we are a long-term growth focused company, balancing growth with health was ever more critical amid the challenging times we faced during this fiscal year. Through these times though, the operations of certain of our businesses were consolidated, modernized, and therefore optimized and these businesses achieved a low double digit EBITDA margin during fiscal 2021. This achievement is evidence that the optimization initiatives across our consolidated Company are effective at achieving our targeted operating results and when combined with continued acquisition growth, we will achieve our long-term growth objectives.”

For additional information regarding the Company’s results for the fourth quarter and fiscal year ended June 30, 2021, see the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed with the Securities and Exchange Commission on or about the date hereof.

Use of Non-GAAP Financial Information

In this press release, EVI discloses the non-GAAP financial measure of Adjusted EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of share-based compensation. Adjusted EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of share-based compensation to net income, as shown in the attached statement of Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation. EVI considers Adjusted EBITDA to be an important indicator of its operating performance. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP. In addition, EVI’s definition of Adjusted EBITDA may not be comparable to definitions of Adjusted EBITDA or other similarly titled measures used by other companies.

About EVI Industries

EVI Industries, Inc., through its wholly owned subsidiaries, is a value-added distributor and a provider of advisory and technical services. Through its vast sales organization, the Company provides its customers with planning, designing, and consulting services related to their commercial laundry operations. The Company sells and/or leases its customers commercial laundry equipment, specializing in washing, drying, finishing, material handling, water heating, power generation, and water reuse applications. In support of the suite of products it offers, the Company sells related parts and accessories. Additionally, through the Company’s robust network of commercial laundry technicians, the Company provides its customers with installation, maintenance, and repair services. The Company’s customers include retail, commercial, industrial, institutional, and government customers. Purchases made by customers range from parts and accessories to single or multiple units of equipment, to large complex systems as well as installation, maintenance, and repair services.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements may relate to, among other things, events, conditions, and trends that may affect the future plans, operations, business, strategies, operating results, financial position and prospects of the Company. Forward looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of the Company, or industry trends and results, to differ materially from the future results, trends, performance or achievements expressed or implied by such forward looking statements. These risks and uncertainties include, among others, those associated with: general economic and business conditions in the United States and other countries where the Company operates or where the Company’s customers and suppliers are located; industry conditions and trends; risks relating to the COVID-19 pandemic and the rapidly changing effects thereof and developments with respect thereto, including the impact of the COVID-19 pandemic on the Company and its business, financial condition, liquidity and results, which in large part will depend on future developments and are highly uncertain and beyond the Company’s control, the length and severity of the COVID-19 pandemic and the pace of recovery following the COVID-19 pandemic, the emergence and spread of the Delta variant, the success of actions taken or which may be taken by the Company in response to the COVID-19 pandemic, volatility in the economy, including in the credit markets, supply chain disruptions, reduced demand for products and services, delays in the fulfillment of orders, business restrictions, worker absenteeism, quarantines and other health-related restrictions, governmental and agency orders, mandates and guidance in response to the COVID-19 pandemic, the impact of the COVID-19 pandemic on the Company’s suppliers and customers, including those operating in certain industries (including the hospitality industry), the impact of the provisions of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), including its impact on the Company’s income taxes, the potential impairment of goodwill or other intangible assets; and risks related to potential audits of the loans received by the Company and certain of its subsidiaries under the Payroll Protection Program (the “PPP”) established under the CARES Act notwithstanding the forgiveness of the loans during the fourth quarter of fiscal 2021; the Company’s ability to implement its business and growth strategies and plans, including changes thereto; risks and uncertainties associated with the Company’s ”buy-and-build” growth strategy, including, without limitation, that the Company may not be successful in identifying or consummating acquisitions or other strategic opportunities, integration risks, risks related to indebtedness incurred by the Company in connection with the financing of acquisitions, dilution experienced by the Company’s existing stockholders as a result of the issuance of shares of the Company’s common stock in connection with acquisitions, risks related to the business, operations and prospects of acquired businesses, risks that suppliers of the acquired business may not consent to the transaction or otherwise continue its relationship with the acquired business following the transaction and the impact that the loss of any such supplier may have on the results of the Company and the acquired business, risks that the Company’s goals or expectations with respect to acquisitions and other strategic transactions may not be met, and risks related to the accounting for acquisitions, including that preliminary valuations are subject to change and any such change may impact the Company’s results (including in the event of any change which results in an adjustment to the bargain purchase gain recognized by the Company in connection with its acquisition of Baystate Business Ventures (d/b/a Eastern Laundry Systems) during January 2021); risks related to supply chain delays and disruptions and the impact it may have on the Company’s business; risks relating to the impact of pricing concessions and other measures which the Company may take from time to time in connection with its expansion and pursuit of market share growth, including that they may not be successful and may adversely impact the Company’s gross margin and other financial results; technology changes; competition, including the Company’s ability to compete effectively and the impact that competition may have on the Company and its results, including the prices which the Company may charge for its products and services and on the Company’s profit margins, and competition for qualified employees; to the extent applicable, risks relating to the Company’s ability to enter into and compete effectively in new industries, as well as risks and trends related to those industries and the costs and timing of the Company’s efforts with respect thereto; risks relating to the Company’s relationships with its principal suppliers and customers, including the impact of the loss of any such relationship; risks that equipment sales may not result in the ancillary benefits anticipated, including that they may not lead to increases in higher gross margin sales of parts, accessories, supplies, and technical services related to the equipment, and the risk that the benefit of lower gross margin equipment sales under longer-term contracts will not outweigh the possible short-term impact to gross margin; risks related to the Company’s indebtedness; the availability, terms and deployment of debt and equity capital if needed for expansion or otherwise; changes in, or the failure to comply with, government regulation, including environmental regulations; litigation risks, including the costs of defending litigation and the impact of any adverse ruling; the availability and cost of inventory purchased by the Company; the relative value of the United States dollar to currencies in the countries in which the Company’s customers, suppliers and competitors are located; risks relating to the recognition of revenue, including the amount and timing thereof (including potential delays resulting from delays in installation or in receiving required supplies) and that orders in the Company’s backlog may not be fulfilled as or when expected; risks related to the adoption of new accounting standards and the impact it may have on the Company’s financial statements and results; risks that EVI’s decentralized operating model, and that product, end-user and geographic diversity, may not result in the benefits anticipated and may change over time; risks related to organic growth initiatives and market share and other growth strategies, including that they may not result in the benefits anticipated; risks that investments, initiatives and expenses, including, without limitation, investments in acquired businesses and modernization initiatives, expenses associated with the Company’s implementation of its ERP system, and other investments, initiatives and expenses, may not result in the benefits anticipated; ; and other economic, competitive, governmental, technological and other risks and factors discussed elsewhere in this Report, including, without limitation, in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021. Many of these risks and factors are beyond the Company’s control. Further, past performance and perceived trends may not be indicative of future results, including, without limitation, in light of the impact of, and uncertainties associated with, the COVID-19 pandemic. The Company cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake to, and specifically disclaims any obligation to, update, revise or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

EVI Industries, Inc.
Condensed Consolidated Results of Operations (in thousands, except per share data)

			Unaudited	Unaudited
	12-Months Ended	12-Months Ended	3-Months Ended	3-Months Ended
	06/30/21	06/30/20	06/30/21	06/30/20

Revenues	$242,005	$235,802	$64,549	$54,423
Cost of Sales	182,165	180,595	48,176	40,955
Gross Profit	59,840	55,207	16,373	13,468
SG&A	59,594	52,427	15,264	13,125
Operating Income	3,246	2,780	1,109	343
Debt forgiveness	6,963	-	6,963	-
Interest and Other (Expense) Income, net	(321)	(1,432)	(199)	(234)
Income before Income Taxes	9,888	1,348	7,873	109
Provision for Income Taxes	1,504	573	1,093	165
Net Income (Loss)	$8,384	$775	$6,780	$(56)

Net Income per Share
Basic	$0.63	$0.06	$0.50	$(0.01)
Diluted	$0.61	$0.06	$0.49	$(0.01)

Weighted Average Shares Outstanding
Basic	12,142	11,841	12,264	11,921
Diluted	12,578	12,171	12,677	11,921

EVI Industries, Inc.
Condensed Consolidated Balance Sheets (in thousands, except per share data)

	06/30/21	06/30/20

Assets
Current assets
Cash and cash equivalents	$6,057	$9,789
Accounts receivable, net	28,904	23,042
Inventories, net	25,129	24,063
Vendor deposits	367	1,276
Contract assets	347	3,443
Other current assets	4,419	3,041
Total current assets	65,223	64,654
Equipment and improvements, net	10,594	7,992
Operating lease assets	7,060	5,311
Intangible assets, net	23,677	21,754
Goodwill	63,881	56,678
Other assets	7,415	4,329
Total assets	$177,850	$160,718

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$26,227	$24,292
Accrued employee expenses	7,528	4,764
Customer deposits	10,344	8,511
Contract liabilities	3,232	558
Current portion of long-term debt	-	2,680
Current portion of operating lease liabilities	2,131	1,672
Total current liabilities	49,462	42,477
Deferred tax liabilities, net	4,208	1,728
Long-term operating lease liabilities	5,567	3,657
Long-term debt, net	11,873	25,030
Total liabilities	71,110	72,892

Shareholders' equity
Preferred stock, $1.00 par value	-	-
Common stock, $.025 par value	310	301
Additional paid-in capital	90,501	79,127
Retained earnings	18,794	10,410
Treasury stock	(2,865)	(2,012)
Total shareholders' equity	106,740	87,826
Total liabilities and shareholders' equity	$177,850	$160,718

EVI Industries, Inc.
Condensed Consolidated Statements of Cash Flows (in thousands)

	For the twelve months ended
	06/30/21	06/30/20
Operating activities:
Net income	$8,384	$775
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,596	3,696
Amortization of debt discount	55	55
Provision for bad debt expense	326	497
Non-cash lease expense	55	18
Share-based compensation	2,437	2,302
Inventory reserve	116	49
Provision (benefit) for deferred income taxes	1,593	(178)
Debt forgiveness	(6,963)	-
Other	(230)	(109)
(Increase) decrease in operating assets:
Accounts receivable	(4,481)	8,121
Inventories	665	3,969
Vendor deposits	909	(873)
Contract assets	3,096	(956)
Other assets	(2,191)	(356)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	(798)	5,568
Accrued employee expenses	2,200	(474)
Customer deposits	1,251	1,258
Contract liabilities	2,674	(296)
Net cash provided by operating activities	13,694	23,066

Investing activities:
Capital expenditures	(2,824)	(3,375)
Cash paid for acquisitions; net of cash acquired	(4,818)	(1,379)
Net cash used by investing activities	(7,642)	(4,754)

Financing activities:
Proceeds from borrowings	53,500	24,892
Debt repayments	(62,500)	(37,930)
Repurchases of common stock in satisfaction of employee tax withholding obligations	(853)	(573)
Issuances of common stock under employee stock purchase plan	69	50
Net cash used by financing activities	(9,784)	(13,561)
Net (decrease) increase in cash and cash equivalents	(3,732)	4,751
Cash and cash equivalents at beginning of period	9,789	5,038
Cash and cash equivalents at end of period	$6,057	$9,789

EVI Industries, Inc.
Condensed Consolidated Statements of Cash Flows (in thousands)

	For the twelve months ended
	06/30/21	06/30/20
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$511	$1,475
Cash paid during the period for income taxes	$505	$345

Supplemental disclosure of non-cash financing activities
Common stock issued for acquisitions	$8,877	$3,770
Forgiveness of PPP Loans	$6,963	$-
Forgiveness of YES PPP Loan	$916	$-

The following table reconciles net income, the most comparable GAAP financial measure, to Adjusted EBITDA.

EVI Industries, Inc.
Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation (in thousands)

			Unaudited	Unaudited
	12-Months Ended	12-Months Ended	3-Months Ended	3-Months Ended
	06/30/21	06/30/20	06/30/21	06/30/20

Net Income (Loss)	$8,384	$775	$6,780	$(56)
Provision for Income Taxes	1,504	573	1,093	165
Interest Expense	635	1,432	152	234
Depreciation and Amortization	4,596	3,696	1,208	1,004
Amortization of Share-based Compensation	2,437	2,302	603	578
Debt forgiveness	(6,963)	-	(6,963)	-
Adjusted EBITDA	$10,593	$8,778	$2,873	$1,925